Exhibit 21

SUBSIDIARIES OF INTERFACE, INC.

Jurisdiction of
Subsidiary (1)	Organization

Bentley Mills, Inc.	Nevada (USA)
Bentley Prince Street, Inc.	Delaware (USA)
Camborne Holdings Ltd.(2)	England and Wales
Interface Americas Holdings, LLC(3)	Georgia (USA)
Interface Americas, Inc.	Georgia (USA)
Interface Americas Re:Source Technologies, LLC	Georgia (USA)
Interface Architectural Resources, Inc.	Michigan (USA)
Interface Asia-Pacific Hong Kong Ltd.	Hong Kong
Interface Australia Holdings Pty Ltd.(4)	Australia
Interface Europe B.V.(5)	Netherlands
Interface Europe, Ltd.(6)	England and Wales
Interface Fabrics, Inc.(7)	Delaware (USA)
Interface Fabrics Canada, Inc.	Canada
Interface Fabrics Finishing, Inc.	Georgia (USA)
Interface Fabrics Marketing, Inc.	Nevada (USA)
Interface Fabrics Guilford, Inc.	Nevada (USA)
Interface Fabrics Elkin, Inc.	North Carolina (USA)
Interface Flooring Systems, LLC	Georgia (USA)
Interface Flooring Systems (Canada), Inc.	Canada
Interface Global Company ApS	Denmark and Delaware
Interface Heuga Singapore Pte. Ltd.	Singapore
Interface Leasing, Inc.	Georgia (USA)
Interface Overseas Holdings, Inc.(8)	Georgia (USA)
Interface Real Estate Holdings, LLC	Georgia (USA)
Interface Research Corporation	Georgia (USA)
Interface Securitization Corporation	Delaware (USA)
Interface Teknit, Inc.	Michigan (USA)
Interface Yarns, Inc.	Georgia (USA)
InterfaceFLOR, Inc.	Georgia (USA)
Pandel, Inc.	Georgia (USA)
Quaker City International, Inc. (9)	Pennsylvania (USA)
Re:Source Americas Enterprises, Inc.(10)	Georgia (USA)
Strategic Flooring Services, Inc.	Georgia (USA)

(1)
The names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary”, have been omitted. The names of consolidated wholly-owned multiple subsidiaries carrying on the same line of business have been omitted where the name of the immediate parent, the line of business, the number of omitted subsidiaries operating in the United States and the number operating in foreign countries have been given.

(2)	Camborne Holdings, Ltd. is the parent of ten direct subsidiaries organized and operating in England, Wales, Hong Kong, Singapore and Germany in the interior fabrics business.

(3)
Interface Americas Holdings, LLC is the parent of eight direct subsidiaries organized and operating in the United States, of which six are in the floorcoverings products/services business (including Bentley Prince Street, Inc., Interface Americas, Inc., Interface Flooring Systems, LLC, InterfaceFLOR, Inc. and Re:Source Americas Enterprises, Inc.), and one is in the specialty mats business (Pandel, Inc.). Interface Americas Holdings, LLC’s other U.S. subsidiary (Interface Architectural Resources, Inc., which was in the access flooring business) sold substantially all of its assets during 2003. Interface Americas Holdings, LLC is also the parent of three direct subsidiaries organized and operating outside the U.S. in the floorcovering products/services business.

(4)	Interface Australia Holdings Pty Ltd. is the parent of six direct subsidiaries organized and operating in Australia in the floorcovering products/services business.

(5)
Interface Europe B.V. is the parent of six direct subsidiaries organized and operating in the Netherlands, and eleven direct subsidiaries organized and operating outside of the Netherlands (including Interface Australia Holdings Pty. Ltd.), in the floorcovering products/services business.

(6)
Interface Europe, Ltd. is the parent of six direct subsidiaries organized and operating in England and Wales, and one direct subsidiary organized and operating in Ireland, in the floorcovering products/services business and two direct subsidiaries (including Camborne Holdings Ltd.) organized and operating in England and Wales in the interior fabrics business.

(7)
Interface Fabrics, Inc. is the parent of five direct subsidiaries organized and operating in the United States (including Interface Fabrics Finishing, Inc., Interface Fabrics Marketing, Inc., Interface Fabrics Guilford, Inc., Interface Fabrics Elkin, Inc. and Interface Teknit, Inc.), and one direct subsidiary organized and operating in England and Wales, in the interior fabrics business.

(8)
Interface Overseas Holdings, Inc. is the parent of seven direct subsidiaries, which subsidiaries are organized and operating in the United States (Interface Domestic Corporation), Denmark (Interface Global Company ApS and Interface Denmark Holdings ApS), Japan (ISM Japan Ltd.), Thailand (Interface Modernform Co. Ltd.) and China (Shanghai Interface Carpet Co. Ltd.).

(9)	Quaker City International, Inc. is the parent of three direct subsidiaries organized and operating in the United States in the floorcovering services business.

(10)
Re:Source Americas Enterprises, Inc. is the parent of ten direct subsidiaries organized and operating in the United States (including Quaker City International, Inc.) in the floorcovering services business.

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